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                                                                    EXHIBIT 10.9
                                                                    ------------
                               TRADESERV 94, INC.
                             CONSULTANTCY AGREEMENT

This Consultantcy Agreement ("Agreement") is entered into this 24th day of August, 1998, by and between Tradeserv 94, Inc. ("TRADESERV"), Andrew Lovell ("Consultant") and SkyNet Holdings Inc. ("SKYNET") with offices at 343 Glasgow Avenue, Inglewood, CA 90301 ("SkyNet Holdings").

WITNESSETH
----------

WHEREAS, TRADESERV, is a Georgia corporation located at 109 Father Hugo Drive, Greer, SC 29650, providing consulting services.

WHEREAS TRADESERV employs Consultant on a full-time basis

WHEREAS, Consultant has substantial skills and experience in the courier package industry; and

WHEREAS, SKYNET desires to hire Consultant and Consultant desires to provide services to SKYNET.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the terms and conditions set forth herein.

ARTICLE 1. STATEMENT OF WORK
           -----------------

Consultant shall provide management services of approximately 40 hours per week, in accordance with specifications agreed upon in writing by the parties.

ARTICLE 2. COMPENSATION
           ------------

For the complete, satisfactory, and timely performance, of services hereunder, Consultant will be paid a professional fee and will be reimbursed for reasonable out-of-pocket expenses incurred in performance hereof. Consultant's professional fee will be $14,000 per month.

ARTICLE 3. EQUIPMENT
           ---------

SKYNET will provide to Consultant, laptop computer including general business software and proprietary software, and any other items or equipment as deemed necessary for the performance of assignment.

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ARTICLE 4. INVOICES
           --------

Consultant shall submit invoices to SKYNET on a monthly basis for services rendered to the date thereof. Such invoices shall be supported by appropriate documentation, the hours worked and receipts for the expenses for which reimbursement is sought. Upon receipt of a satisfactory invoice and documentation, SKYNET, within a reasonable period of time, shall pay such invoice. Payment will be made upon receipt of payment for Consultant's work from SKYNET's client.


ARTICLE 5. TERM AND TERMINATION
           --------------------

The term of this Agreement will commence on August 24th, 1998, and terminate on approximately August 31st, 1999, or, alternatively, when agreed upon by both parties. Notwithstanding the foregoing, either party may terminate this Agreement for any reason, and at any time, with not less than ninety (90) days prior written notice. The Agreement may also be terminated by immediate written notice by the non-breaching party for breach of the Agreement by the other party. The provisions of Articles 6, 7, 9 and 10 shall survive the termination or expiration of the Agreement.

ARTICLE 6. PLACE OF PERFORMANCE
           --------------------

Place of performance to be determined by Consultant and SKYNET in conjunction with SKYNET'S requirements.

ARTICLE 7. CONFIDENTIAL INFORMATION
           ------------------------

Consultant acknowledges and agrees that in the course of the performance of the services pursuant to this Agreement, Consultant may be given access to, or come into possession of, confidential information of SKYNET and its clients, which information contains trade secrets, proprietary data or other confidential information. Consultant acknowledges and agrees that he will not use, duplicate, or divulge to others any confidential information, including without limitation, trade secrets belonging to or disclosed to Consultant by SKYNET or a SKYNET client, without first obtaining written permission from SKYNET. Confidential information as used herein, includes information, materials, products and deliverables developed during, and discoveries and contributions made by Consultant in the performance of this Agreement. All tangible embodiments of such information shall be delivered to SKYNET by Consultant upon termination hereof, or upon request by SKYNET, whichever first occurs.

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ARTICLE 8.  INTELLECTUAL PROPERTY
            ---------------------

Consultant hereby assigns any and all rights, title and interest, including, but not limited to, copyrights, trade secrets and proprietary rights to the information, materials, products and deliverables developed during the performance of the Agreement, to SKYNET. All work performed under this Agreement and all information, materials, products and deliverables developed pursuant to this Agreement shall be the exclusive property of SKYNET and all title and interest therein shall vest in SKYNET. All such information, materials, products and deliverables shall be deemed to be "works made for hire" under the Federal Copyright Laws. Pursuant to its exclusive proprietary rights, SKYNET shall have the sole and exclusive rights, inter alia, to use, modify or adapt the information, materials, products or deliverables that Consultant has developed during the performance of this Agreement. Consultant agrees to give SKYNET all necessary assistance required to perfect such assignment of rights defined in this Article 7.


ARTICLE 9.  INDEPENDENT CONTRACTOR STATUS
            -----------------------------

It is understood and agreed, that Consultant will provide the service under this Agreement, on a professional basis, and as an independent contractor, and that during the performance of the services under this Agreement, Consultant will not be considered an employee of SKYNET within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker's compensation, industrial accident, labor or taxes of any kind. Consultant shall be fully responsible for any such withholding or paying of taxes and social security, if SKYNET declines the aforementioned option.


ARTICLE 10. WARRANTIES AND RESPONSIBILITIES
            -------------------------------

A. Consultant warrants and represents that neither the execution, delivery nor performance of this Agreement constitutes a breach or violation of any contract or agreement to which he is a party or by which he is in any manner bound. Consultant further warrants and represents that he has no interests or obligations, nor during the term of this Agreement will he acquire any interests or obligations, which conflict with or hamper his ability to perform as required hereby.

B. Consultant warrants and represents that he will perform any and all services hereunder in a professional and workmanlike manner and that all such work, within reason, shall be free of errors and defects. Consultant shall immediately correct any error or defect at no additional cost to SKYNET. This remedy is in addition to any and all other remedies which SKYNET may have pursuant to this Agreement or otherwise. This warranty is in addition to any warranty, which may be implied or imposed by operation of law.

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C.   Consultant also warrants and represents that all services provided hereunder are original and will not infringe any third party's proprietary property rights or interests.

ARTICLE 11. RESTRICTIVE COVENANTS
            ---------------------

A. Consultant agrees that during the term of this Agreement, and for a period of one (1) year thereafter, Consultant will not provide consulting services of any kind to clients of SKYNET for whom Consultant provided services to, under, or as a result of this Agreement.

B. Consultant agrees that without SKYNET's prior written approval, Consultant shall not publish or use any advertising, sales promotion or publicity matter relating to services, materials, information, products and reports furnished by Consultant wherein the name "SKYNET " and/or any of SKYNET's client's names are mentioned or their identity implied. Consultant acknowledges and agrees that it acquires no rights to use or refer to, or interest in, such name or names.

ARTICLE 12. HOLD HARMLESS
            -------------

Consultant agrees to indemnify, defend and hold SKYNET harmless from and against any suits, claims, damages, expenses, costs and liabilities arising out of Consultant's negligent acts, omissions or wrongful conduct in the course of performance of this Agreement, including, without limitation, the breach or failure of any warranties and representations set forth herein. Should any program, service and/or other materials developed by the Consultant under this Agreement become, or in the Consultant's opinion be likely to become, the subject of a claim of infringement of a copyright or patent, Consultant shall, at his option, use his best efforts to either procure for SKYNET the right to continue using the program, service and/or other materials developed by the Consultant under this Agreement, or shall replace or modify the program, service and/or other materials developed by the Consultant under this Agreement to make it non-infringing.

ARTICLE 13. APPLICABLE LAW
            --------------

This Agreement will be governed by, and construed in accordance with, the laws of the State of California, excluding its conflict of law provisions.

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ARTICLE 14. ENTIRE AGREEMENT
            ----------------

This agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations or representations or independent contract agreements, whether written or oral. This Agreement may be amended only by written instrument signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

TRADESERV 94 INC.                       SKYNET HOLDINGS INC.

 /s/ Andrew Lovell                       /s/ Vjekoslav Nizic
---------------------------             ------------------------------
(Signature)                             (Signature)

 President                               President
---------------------------             ------------------------------
(Title)                                 (Title)

 August 24, 1998                         August  24, 1998
---------------------------             ------------------------------
(Date)                                  (Date)

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